SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials

Gentex Corporation
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)  Title of each class of securities to which transaction applies:
____________________________________________________________________________________
2)  Aggregate number of securities to which transaction applies:
3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)  Proposed maximum aggregate value of transaction:
____________________________________________________________________________________
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[_] Fee paid previously with preliminary materials:
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
____________________________________________________________________________________
      1) Amount previously paid:
____________________________________________________________________________________
      2) Form, Schedule or Registration Statement No.:
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      3) Filing Party:
____________________________________________________________________________________
      4) Date Filed:

600 North Centennial Street
Zeeland, Michigan 49464

NOTICE OF 2007 ANNUAL MEETING

     The Annual Meeting of the Shareholders of Gentex Corporation (“the Company”), a Michigan corporation, will be held at The Pinnacle Center, 3330 Highland Drive, Hudsonville, Michigan, on Thursday, May 10, 2007, at 4:30 p.m. EST, for the following purposes:

1.	To elect four directors as set forth in the Proxy Statement.

2.	To ratify the appointment of Ernst & Young LLP as the Company’s auditors for the fiscal year ended December 31, 2007.

3.	To transact any other business that may properly come before the meeting, or any adjournment thereof.

     Shareholders of record as of the close of business on March 16, 2007, are entitled to notice of, to attend, and to vote at the meeting. We are pleased to offer multiple options for voting your shares. As detailed in the “Solicitation of Proxies” section of this notice and Proxy Statement, you can vote your shares via the Internet, by telephone, by mail or by written ballot at the Annual Meeting. We encourage you to use the Internet to vote your shares as it is the most cost-effective method. If your shares are held in "street name," that is held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

     Whether or not you expect to be present at the meeting, you are urged to promptly vote your shares using one of the methods discussed above. If you do attend the meeting and wish to vote in person, you may withdraw your earlier-dated Proxy.

BY ORDER OF THE BOARD OF DIRECTORS

Connie Hamblin Secretary
March 29, 2007

GENTEX CORPORATION

600 North Centennial Street
Zeeland, Michigan 49464

PROXY STATEMENT FOR ANNUAL MEETING
OF SHAREHOLDERS TO BE HELD MAY 10, 2007

QUESTIONS & ANSWERS

PROXY STATEMENT

Why am I receiving this Proxy Statement?

The Company’s Board of Directors is soliciting proxies for the 2007 Annual Meeting of Shareholders. You are receiving a Proxy Statement because you owned shares of Gentex common stock on March 16, 2007, which entitles you to notice of, to attend, and to vote at the meeting. By use of a Proxy, you can vote whether or not you plan to attend the meeting. The Proxy Statement describes the matters on which the Board would like you to vote and provides information on those matters so that you can make an informed decision.

The Notice of the Annual Meeting, Proxy Statement and Proxy are being mailed to shareholders on or about March 29, 2007.

What will I be voting on?

  Election of four directors (see pages 5-7).
  Ratify the appointment of Ernst & Young LLP as the Company’s auditors for the fiscal year ending December 31, 2007 (see page 30).

The Board of Directors recommends a vote FOR each of the nominees to the Board of Directors, and FOR ratification of the appointment of Ernst & Young LLP as the Company’s auditors for the fiscal year ending December 31, 2007.

How do I vote?

You can vote either in person at the Annual Meeting or by Proxy without attending the Annual Meeting. We urge you to vote by Proxy even if you plan to attend the Annual Meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting in person, you may vote at the meeting and your Proxy will not be counted.

Please note that there are separate telephone and Internet arrangements depending upon whether you are a holder of record [that is, if your shares are registered in your own name with our transfer agent and you have possession of your stock certificate(s)] or whether you hold your shares in “street name” (that is, if your shares are held for you by a broker or other nominee).

Shareholders of record voting by Proxy may use one of the following three options:

  Voting by Internet (log on to https://www.proxyvote.com and follow the directions there). We recommend you vote this way as it is the most cost-effective method; or
  Voting by toll-free telephone (instructions are on the Proxy Card or Voting Instruction Form); or
  Filling out the enclosed Proxy Card, signing it, and mailing it in the enclosed postage paid envelope.

If you hold your shares in “street name,” please refer to the information forwarded by your broker or other nominee to see which options are available to you.

The telephone and Internet voting facilities for shareholders of record will close at 11:59 p.m. EST on May 9, 2007. If you vote over the Internet, you may incur costs, such as telephone and Internet access charges, for which you will be responsible. The telephone and Internet voting procedures are designed to authenticate shareholders by the use of control numbers and to allow you to confirm that instructions have been properly recorded.

Can I change my vote?

Yes. At any time before your Proxy is voted at the meeting, you may change your vote by:

  Revoking it by written notice to the Secretary of the Company at the address on the cover of the Proxy Statement;
  Delivering a later-dated Proxy (including a telephone or Internet vote); or
  Voting in person at the meeting.

If you hold your shares in “street name,” please refer to the information forwarded by your broker or other nominee for procedures on revoking or changing your Proxy.

How many votes do I have?

You will have one vote for every share of common stock that you owned on March 16, 2007.

How many shares are entitled to vote?

There were 142,814,061 shares of the Company common stock outstanding as of March 16, 2007, and entitled to vote at the meeting. Each share is entitled to one vote.

How many votes must be present to hold the meeting?

Under the Company’s Bylaws, a majority of all of the voting shares of the capital stock issued and outstanding as of March 16, 2007, must be present in person or by Proxy to hold the Annual Meeting.

What if I do not vote for some or all the matters listed on my Proxy Card?

If you return a Proxy Card without indicating your vote for some or all of the matters, your shares will be voted as follows for any matter you did not vote on:

  For the approval of the director nominees to the Board listed on the card.
  For ratification of Ernst & Young LLP as the Company’s auditors for the fiscal year ended December 31, 2007.

How many votes are needed for the approval of items upon which the shareholders are being asked to vote?

  The four nominees for director will be elected by a plurality of the votes cast.
  Ratification of the appointment of Ernst & Young LLP as the Company’s auditors for the fiscal year ended December 31, 2007, is by a majority of the votes cast.

What if I vote “abstain?”

A vote to “abstain” on the election of the directors or on the proposal will have no effect on the outcome.

What if I do not return my Proxy Card and do not attend the Annual Meeting?

If you are a holder of record and you do not vote your shares, your shares will not be voted. If you hold your shares in “street name,” and you do not give your broker or other nominee specific voting instructions for your shares, your broker or other nominee may not be permitted to exercise voting discretion with respect to certain matters to be acted upon.

If you do not give your record holder specific voting instructions and your record holder does not vote on any of the proposals, the votes will be “broker non-votes.” “Broker non-votes” will have no effect on the vote for the election of directors or the ratification of the independent auditors.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:

  as necessary to meet applicable legal requirements;
  to allow for the tabulation of votes and certification of the vote; or
  to facilitate successful Proxy solicitation by our Board.

Occasionally, shareholders provide written comments on their Proxy Cards which are then forwarded to the Company’s management.

ANNUAL REPORT

Will I receive a copy of the Company’s Annual Report?

Unless you have previously elected to view the Company’ Annual Report over the Internet, we have mailed you the Annual Report for the year ended December 31, 2006, with this Proxy Statement. The Annual Report includes the Company’s audited financial statements, along with other financial and product information. We urge you to read it carefully.

How can I receive a copy of the Company’s Form 10-K?

You can obtain, free of charge, a copy of our Annual Report and/or Form 10-K for the year ended December 31, 2006, which we recently filed with the Securities and Exchange Commission, by writing to:

           Corporate Secretary
           Gentex Corporation
           600 North Centennial Street
           Zeeland, Michigan 49464

You can also obtain a copy of the Company’s Annual Report, Form 10-K and other periodic filings with the Securities and Exchange Commission (SEC) on the Company’s Internet web site under the heading “SEC Filings” at:

http://www.easyir.com/easyir/edgr.do?easyirid=74B343E1F282071F

The Company’s Form 10-K and other SEC filings mentioned above are also available from the SEC’s EDGAR database at www.sec.gov.

ELECTRONIC DELIVERY OF PROXY
STATEMENT AND ANNUAL REPORT

Can I access the Company’s proxy materials and Annual Report electronically?

This Proxy Statement and the 2006 Annual Report are available on the Company’s Internet web site under the heading “Annual Reports” at:

http://www.easyir.com/easyir/edgr.do?easyirid=74B343E1F282071F

Most shareholders can elect to view future Proxy Statements and Annual Reports over the Internet instead of receiving paper copies in the mail.

If you are a holder of record, you can choose this option and save the Company the cost of producing and mailing these documents by:

  Following the instructions provided when you vote over the Internet, or
  Going to https://www.icsdelivery.com/gntx and following the instructions provided.

If you are a holder of record and you choose to view future Proxy Statements and Annual Reports over the Internet, you will receive an e-mail message next year containing the Internet address to access the Company’s Proxy Statement and Annual Report. The e-mail also will include instructions for voting over the Internet. Your choice will remain in effect until you tell us otherwise. You do not have to elect Internet access each year.

If you hold your shares in “street name,” and choose to view future Proxy Statements and Annual Reports over the Internet and your broker or other nominee participates in this service, you will receive an e-mail message next year containing the Internet address to use to access the Company’s Proxy Statement and Annual Report.

HOUSEHOLDING INFORMATION

What is “householding?”

The Company has adopted a procedure called “householding,” which has been approved by the Securities and Exchange Commission. Under this procedure, a single copy of the Annual Report and Proxy Statement will be sent to any household at which two or more shareholders reside if they appear to be members of the same family, unless one of the shareholders at the address notifies us that they wish to receive additional copies. This procedure reduces our printing costs, mailing costs, and fees.

Shareholders who participate in householding will continue to receive separate Proxy Cards. If a single copy of the Annual Report and Proxy Statement was delivered to an address that you share with another shareholder, at your request we will promptly deliver a separate copy.

How do I withhold my consent to the householding program?

If you are a holder of record and share an address and last name with one or more holders of record, and you wish to continue to receive separate

Annual Reports, Proxy Statements and other disclosure documents, you must withhold your consent by checking the appropriate box on the enclosed Proxy Card and returning it by mail in the enclosed envelope. Even if you vote by telephone or Internet, the enclosed Proxy Card must be returned and marked appropriately to withhold your consent to householding.

Even if you do not return the Proxy Card to withhold your consent to the householding program, you may revoke your consent at a future date. Please contact Automatic Data Processing, Inc. (“ADP”), either by calling toll free at (800) 542-1061 or writing to ADP, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of the receipt of the revocation of your consent.

If you are receiving multiple copies of the Annual Report and Proxy Statement at an address shared with another shareholder, you may also contact ADP to participate in the householding program.

A number of brokerage firms have instituted householding. If you hold shares in “street name,” please contact your broker or other nominee to request information about householding.

SOLICITATION OF PROXIES

     This Proxy Statement is being furnished by mail, or if shareholders have consented, by electronic delivery, on or about March 29, 2007, to the shareholders of Gentex Corporation as of the record date, in connection with the solicitation by the Board of Directors of the Company of Proxies to be used at the Annual Meeting of Shareholders to be held on Thursday, May 10, 2007, at 4:30 p.m. EST, at The Pinnacle Center, 3330 Highland Drive, Hudsonville, Michigan.

     Each shareholder as of the record date, as an owner of the Company, is entitled to vote on matters to come before the Annual Meeting. The use of Proxies allows a shareholder of the Company to be represented at the Annual Meeting if he or she is unable to attend in person.

     There are four ways to vote your shares:
1)	By Internet at https://www.proxyvote.com. We encourage you to vote this way.
2)	By toll-free telephone (refer to your Proxy Card or Voting Instruction Form for the correct number).
3)	By completing and mailing your Proxy Card or Voting Instruction Form.
4)	By written ballot at the Annual Meeting.

     If the form of Proxy accompanying this Proxy Statement is properly executed using any of the methods described above, the shares represented by the Proxy will be voted at the Annual Meeting of Shareholders and at any adjournment of the meeting. Where shareholders specify a choice, the Proxy will be voted as specified. If no choice is specified, the shares represented by Proxy will be voted for the election of all nominees named in the Proxy and to ratify Ernst & Young LLP as the Company’s auditors for the fiscal year ending December 31, 2007. These proposals are described in this Proxy Statement. A Proxy may be revoked prior to its exercise by (1) delivering a written notice of revocation to the Secretary of the Company, (2) delivery of a later-dated Proxy including a telephone or Internet vote, or (3) attending the meeting and voting in person (must provide proof of ownership of shares).

VOTING SECURITIES AND RECORD DATE

     March 16, 2007, has been fixed by the Board of Directors as the record date for determining shareholders entitled to vote at the Annual Meeting. On that date, 142,814,061 shares of the Company’s common stock, par value $.06 per share, were issued and outstanding. Shareholders are entitled to one vote for each share of the Company’s common stock registered in their names at the close of business on the record date. Abstentions and broker non-votes are counted for the purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions and broker non-votes are not, however, counted in tabulations of votes cast on matters presented to shareholders.

ELECTION OF DIRECTORS

     The Company’s Articles of Incorporation specify that the Board of Directors shall consist of at least six, but not more than nine members, with the exact number to be determined by the Board. The Board has currently fixed the number of directors at nine. The Articles of Incorporation also specify that the Board be divided into three classes, with the classes to hold office for staggered terms of three years each.

     The majority of the members of the Company’s Board of Directors qualify as “independent directors” as determined in accordance with the current listing standards of The NASDAQ Global Select Market (“NASDAQ”). Based on the current NASDAQ listing standards, the Company’s Board of Directors has identified and affirmatively determined the following individuals have no material relationships with the Company other than as a director and are independent: Gary Goode, John Mulder, Rande Somma, Frederick Sotok and Wallace Tsuha. J. Terry Moran and Leo Weber, who both served as directors last year, were also considered to be independent. In making its independence determinations, the Board considered Mr. Mulder’s consulting arrangement with the Company as described herein, and the fact that Mr. Sotok’s son is employed (not as a director or officer) at a vendor of the Company whose business awards are determined by a competitive bidding process.

     The terms of current board members Frederick Sotok, John Mulder and Wallace Tsuha expire upon the election of the directors to be elected at the 2007 Annual Meeting. The Board has nominated Frederick Sotok, John Mulder, and Wallace Tsuha for election as directors at the Annual Meeting, each to serve a three-year term expiring in 2010, and Mr. James Wallace for election as a director at the Annual Meeting to serve a term expiring in 2009, replacing J. Terry Moran, who was elected as a director at the 2006 Annual Meeting but passed away unexpectedly in 2006.

1)	Mr. Sotok has served as a director of the Company since 2000 and was previously elected as a director by the Company's shareholders in 2001 and 2004; Mr. Mulder has served as a director of the Company since 1992 and was previously elected as a director by the Company's shareholders in 1992, 1995, 1998, 2001, 2003, and 2004; and Mr. Tsuha has served as a director of the Company since 2003 and was previously elected as a director by the Company’s shareholders in 2004.

2)	Mr. James Wallace has been nominated for election as a director for the first time to fill the vacancy that was created when Mr. J. Terry Moran unexpectedly passed away. Based on information provided by Mr. Wallace to the Board of Directors, the Board has affirmatively determined that Mr. Wallace has no material relationships with the Company and will qualify as an independent director under the current NASDAQ listing standards, if elected. Mr. Fred Bauer, the Company's Chairman and CEO, recommended Mr. Wallace to the Nominating Committee as a potential candidate for nomination for election as a director.

     Unless otherwise specifically directed by a shareholder’s marking on the Proxy Card, or in directions given either via the Internet or telephone, the persons named as Proxy voters in the accompanying Proxy will vote for the nominees described above and below. If any of these nominees becomes unavailable, which is not now anticipated, the Board may designate a substitute nominee, under the recommendation of the Nominating Committee, in which case the accompanying Proxy will be voted for the substituted nominee. Proxies cannot be voted for a greater number of persons than the number of nominees named.

     A plurality of votes cast by shareholders at the meeting is required to elect directors of the Company under Michigan law. Accordingly, the four nominees who receive the largest number of affirmative votes will be elected, regardless of the number of votes received. Broker non-votes, votes withheld, and votes cast against any nominee will not have a bearing on the outcome of the election. Votes will be counted by Inspectors of Election appointed by the presiding officer at the Annual Meeting.

     The Board of Directors recommends a vote FOR the election of all persons nominated by the Board.

     The content of the following table relating to age and business experience is based upon information furnished to the Company by the nominees and directors, as of March 1, 2007.

Name (Age) and Position	Business Experience Past Five Years
Nominees for Terms to Expire in 2010
Frederick Sotok (72) Director since 2000	Mr. Sotok was Executive Vice President and Chief Operating Officer of Prince Corporation (manufacturer of automotive interior parts that was acquired by Johnson Controls in 1996) from October 1977 to October 1996. Mr. Sotok is also a director of Clarion Technologies, Inc. Mr. Sotok is Chairman of the Company's Compensation and Nominating Committees, and serves on the Company's Audit Committee. Mr. Sotok has affirmatively been identified as an independent director by the Board of Directors.
John Mulder (70) Director since 1992	Mr. Mulder was the Vice President-Customer Relations of the Company from February 2000 to June 2002. Previously, he was Senior Vice President-Automotive Marketing of the Company from September 1998 to February 2000. Prior to September 1998, he was Vice President- Automotive Marketing of the Company for more than five years. Mr. Mulder has affirmatively been identified as an independent director by the Board of Directors.
Wallace Tsuha (63) Director since 2003	Mr. Tsuha is Chairman and Chief Executive Officer of Saturn Electronics & Engineering, Inc. in Auburn Hills, Michigan, which is a global supplier of automotive electronics, electrical wiring, and electro-mechanical products to original equipment manufacturers (OEMs) and their first tier suppliers. Mr. Tsuha has held this position for more than five years. Mr. Tsuha serves on the Company's Compensation Committee. Mr. Tsuha has affirmatively been identified as an independent director by the Board of Directors.
Nominee for Term to Expire in 2009
James Wallace (65)	Mr. Wallace is President and CEO of Crane, Inc., a Columbus, Ohio, company that provides storage, imaging, and information technology services; data storage solutions; document imaging, storage, publishing, and duplication services; and support, to the storage and imaging industry. He has held this position for more than five years. Based on the information he provided, the Board of Directors has affirmatively determined that Mr. Wallace will be an independent director, if elected.
Directors Whose Terms Expire in 2009
Fred Bauer (64) Director since 1981	Mr. Bauer is the Chairman and Chief Executive Officer of Gentex Corporation, and he has held that position for more than five years. Mr. Bauer serves on the Company's Executive Committee.
Gary Goode (62) Director since 2003	Mr. Goode is the Chairman of Titan Distribution LLC, a Granger, Indiana, company that offers consulting and distribution services related to structural adhesives, and has held that position since 2004. He was previously employed at Arthur Andersen LLP (“Andersen”) for 29 years, including 11 years as the managing partner of its West Michigan practice, until his retirement in March 2001. Mr. Goode is the Audit Committee Chairman and a director of Universal Forest Products, Inc. He is the Chairman of the Company's Audit Committee, and serves on the Company's Compensation and Nominating Committees. Mr. Goode has affirmatively been identified as an independent director by the Board of Directors.
Directors Whose Terms Expire in 2008
Arlyn Lanting (66) Director since 1981	Mr. Lanting is the Vice President-Finance of Aspen Enterprises, Ltd., a Grand Rapids, Michigan investment company. He has held that position for more than five years. Mr. Lanting serves on the Company's Executive Committee.
Kenneth La Grand (66) Director since 1987	Mr. La Grand was the Executive Vice President of the Company from September 1987 to January 2003. Mr. La Grand is also a director of Clarion Technologies, Inc. Mr. La Grand serves on the Company's Executive Committee.
Rande Somma (55)	Mr. Somma was the President of Automotive Operations - Worldwide, at Johnson Controls from 2002-2003, and was President of Automotive Operations – North America from 2000-2002. Prior to that date and since 1988, Mr. Somma held several different managerial positions in the Automotive Systems Group at Johnson Controls. Johnson Controls is a global market leader in automotive systems and facility management and control. In the automotive market, it is a major supplier of integrated seating and interior systems and batteries. Mr. Somma serves on the Company's Audit Committee. Mr. Somma has affirmatively been identified as an independent director by the Board of Directors.

     Arlyn Lanting and Kenneth La Grand are brothers-in-law. There are no other family relationships between the nominees, directors and executive officers of the Company. Kenneth La Grand and Frederick Sotok both sit on the Board of Directors of Clarion Technologies, Inc.

SECURITIES OWNERSHIP OF MANAGEMENT

     The following table contains information with respect to ownership of the Company’s common stock by all directors, nominees for election as directors, executive officers named in the tables under the caption “Executive Compensation,” and all directors and such executive officers as a group. The content of this table is based upon information supplied by the Company’s named executive officers, directors and nominees for election as directors, and represents the Company’s understanding of circumstances in existence as of March 1, 2007.

	Amount and Nature of Ownership
	Shares Beneficially	Exercisable	Percent
Name of Beneficial Owner	Owned (1)	Options (2)	of Class
Dennis Alexejun	132,542	96,152	*
Fred Bauer	5,968,096	820,600	4.2%
John Carter	138,602	105,872	*
Garth Deur	3,496 (3)	0	*
Gary Goode	47,176	40,176	*
Enoch Jen	259,914	157,242	*
Arlyn Lanting	950,000 (4)	118,000	*
Kenneth La Grand	508,768 (5)	36,000	*
John Mulder	186,520	47,212	*
Rande Somma	15,013	12,000	*
Frederick Sotok	66,668 (6)	51,500	*
Wallace Tsuha	32,852	29,852	*
James Wallace	0	0	*
All directors and executive officers as a
group (13 persons)	8,309,647	1,514,606	5.8%

*Less than one percent.

(1)	Except as otherwise indicated by footnote, each named person claims sole voting and investment power with respect to the shares indicated.

(2)	This column reflects shares subject to options exercisable within 60 days, and these shares are included in the column captioned “Shares Beneficially Owned.”

(3)	This stock ownership information is based on the Company's understanding of the circumstances in existence as of December 22, 2006. The Company does not have any more current information due to Mr. Deur's departure as discussed herein.

(4)	Includes 600,000 shares owned of record by Aspen Enterprises, Ltd., of which Mr. Lanting is a director, officer and substantial shareholder, and Mr. Lanting disclaims beneficial ownership of those shares.

(5)	Includes 66,000 shares held in a trust established by Mr. La Grand’s spouse, and Mr. La Grand disclaims beneficial ownership of those shares. Also includes 54,393 shares held in trust by Mr. La Grand’s spouse for Mr. La Grand’s grandchildren, and Mr. La Grand disclaims beneficial ownership of these shares.

(6)	Includes 348 shares owned by Mr. Sotok’s spouse through a partnership, and Mr. Sotok disclaims beneficial ownership of these shares.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table contains information with respect to ownership of the Company’s common stock by persons or entities that are beneficial owners of more than five percent of the Company’s voting securities. The information contained in this table is based on information contained in Schedule 13G furnished to the Company.

Name and Address	Amount and Nature of
Of Beneficial Owner	Beneficial Ownership	Percent of Class
Capital Research and Management Company	15,430,000	10.8%
333 South Hope Street
Los Angeles, CA 90071

Fidelity Management and Research (FMR Corp.)	11,717,516	8.2%
82 Devonshire Street
Boston, MA 02109

CORPORATE GOVERNANCE

     The Company operates within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professionalism and personal conduct, and assuring compliance with such responsibilities and standards. The Company regularly monitors developments in the area of corporate governance.

     The Board of Directors has an Audit Committee, a Compensation Committee, a Nominating Committee, and an Executive Committee, and may also, in accordance with the Company's Bylaws, appoint other committees from time to time. Other than the Executive Committee, each committee has a written charter. All such charters, as well as any documents marked with an asterisk (*) in this Proxy Statement, are available under the heading “Corporate Governance” on the Company’s internet web site at http://www.easyir.com/easyir/edgr.do?easyirid=74B343E1F282071F. Any of these documents will be provided in print to any shareholder who submits a request in writing to the Corporate Secretary, Gentex Corporation, 600 North Centennial Street, Zeeland, MI 49464.

     Each member of the Board of Directors is expected to make a reasonable effort to attend all meetings of the Board of Directors, all applicable committee meetings, and each annual meeting of shareholders. While no formal policy with respect to attendance has been adopted, attendance at these meetings is encouraged and expected. All members of the Board of Directors attended the 2006 Annual Meeting of Shareholders. Each of the current members of the Board of Directors and Mr. Wallace, a first-time nominee for election as a director, are expected to attend the 2007 Annual Meeting of Shareholders. During 2006, the Board of Directors met on four occasions. All incumbent directors attended at least 75 percent of the aggregate number of meetings of the Board and Board committees on which they served.

Independent Directors

  In accordance with NASDAQ’s corporate governance rules, in order for a director to qualify as “independent,” the Board of Directors must affirmatively determine that the director has no material relationship with the Company that would impair the director’s independence. The Board of Directors has affirmatively determined a majority of its members are independent, and they include Messrs. Goode, Mulder, Somma, Sotok and Tsuha. Based on the information provided by Mr. Wallace to the Board, and as discussed above, the Board has affirmatively determined that Mr. Wallace will qualify as an independent director under the current NASDAQ listing standards, if elected.
  A meeting of the independent directors, separate from management, is an agenda item at each Board of Directors meeting. During 2006, the independent directors met on four occasions.

Audit Committee

  During the fiscal year ending December 31, 2006, the Company’s Audit Committee included Messrs. Goode, Somma, Sotok and Tsuha, and met four times during that period, although Mr. Tsuha no longer serves on the Audit Committee and now serves on the Compensation Committee. Information regarding the functions performed by the Committee is set forth in the following “Report of the Audit Committee.”
  The Board of Directors has affirmatively determined that all members of the Audit Committee meet the appropriate tests for independence, including those set forth in the NASDAQ corporate governance rules.
  All Audit Committee members possess the required level of financial literacy and the Board of Directors has determined that at least one member of the Audit Committee, Mr. Goode, meets the current standard of audit committee financial expert as required by the Sarbanes-Oxley Act.
  The Audit Committee operates pursuant to the Gentex Corporation Audit Committee Charter (*).
  The Company’s independent auditors report directly to the Audit Committee.
  The Audit Committee, consistent with the Sarbanes-Oxley Act and the rules adopted thereunder, meets with management and the auditors prior to the filing of officer certifications with the SEC to receive information concerning, among other things, any significant deficiencies in the design or operation of internal controls.
  The Audit Committee’s policy regarding the pre-approval of audit and non-audit services provided by the Company’s independent auditors is outlined in a document called “Revised Audit Committee Procedures for Approval of Audit and Non-Audit Services by Independent Auditors,” which is attached as Appendix A to this Proxy Statement.
  The Audit Committee has adopted a policy titled “Complaint Procedures for Accounting and Auditing Matters” (*) to enable confidential and anonymous reporting to the Audit Committee.
  The Audit Committee reviews and approves all related party transactions in accordance with its Charter. This review and approval covers all manners of related party transactions, which are viewed in light of applicable disclosure requirements, independence standards for directors, and applicable Company codes and policies.

Compensation Committee

  During the fiscal year ended December 31, 2006, the Company’s Compensation Committee was comprised of Messrs. Sotok, Goode and Tsuha, who was replaced by Mr. Moran (until his untimely passing), and met a total of seven times during 2006. Mr. Tsuha has now replaced Mr. Moran on the Compensation Committee. The Compensation Committee is responsible for administering the Company’s stock-based incentive plans and supervising other compensation arrangements for executive officers of the Company. Information regarding functions performed by the Committee is set forth in the following "Compensation Committee Report."
  The Board of Directors has affirmatively determined that all members of the Compensation Committee meet the appropriate tests for independence, including those set forth in the NASDAQ corporate governance rules.
  The Compensation Committee operates pursuant to the Gentex Corporation Compensation Committee Charter (*).
  More information regarding the scope of authority of the Compensation Committee, any delegation of its authority, the role of executive officers, and the role of compensation consultants is set forth in the following “Compensation Discussion and Analysis.”

Nominating Committee

  During the fiscal year ended December 31, 2006, the Company’s Nominating Committee was comprised of Messrs. Sotok, Goode and Moran (until his untimely passing) and met three times prior to Mr. Moran's passing and one time subsequent. The Nominating Committee is responsible for identifying and recommending qualified individuals to serve as members of the Company’s Board of Directors.
  The Board of Directors has affirmatively determined that all members of the Nominating Committee meet the appropriate tests for independence, including those set forth in the NASDAQ corporate governance rules.
  The Nominating Committee operates pursuant to the Gentex Corporation Nominating Committee Charter (*).
  The Nominating Committee has adopted certain procedures contained in a document called “Selection Process for New Board Candidates” (*) to consider candidates for director nominees.
  The Nominating Committee’s process for identifying and considering candidates to be nominated as directors and minimum qualifications for candidates is contained in a document called “Position Profile: Member of the Board of Directors” (*).
  The Nominating Committee has not yet paid any third party a fee to assist in identifying and evaluating nominees, but has the authority to do so.
  The Nominating Committee has not, to date, received any potential director candidates for nomination from any shareholder that beneficially owns more than five (5) percent of the Company's common stock.

  The Nominating Committee considers suggestions from many sources, including shareholders, regarding possible candidates for the Board of Directors. If you want to recommend a director candidate, you may do so in accordance with the Company’s procedures or the Company’s Restated Articles of Incorporation. If a shareholder desires to recommend a candidate for consideration by the Nominating Committee for inclusion in the Company’s 2008 Proxy Statement as a Board nominee, that recommendation should be submitted in writing, together with appropriate biographical information, to the Chairman of the Nominating Committee, c/o Corporate Secretary’s Office, Gentex Corporation, 600 North Centennial Street, Zeeland, Michigan 49464. Any such nominations must be received by the Chairman of the Nominating Committee by no later than November 29, 2007, to allow adequate time for consideration of the nominee. Other nominations by shareholders for any directorship may be submitted to the Board of Directors by written notice within the time periods set forth in the Company’s Restated Articles of Incorporation, which must include certain biographical information. In general, a written notice must be timely received and contain all information required to be disclosed in a solicitation of proxies for elections of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, in addition to other information.
  In accordance with the above-referenced Selection Process for New Board Candidates and the Position Profile, the independent directors approved the slate of nominees standing for election at the 2007 Annual Meeting of Shareholders, including Mr.Wallace, who has not previously been nominated for election, and recommended the same to the entire Board of Directors.

Executive Committee

  The Company has an Executive Committee comprised of Messrs. Bauer, Lanting and La Grand. The Executive Committee is authorized to act on behalf of the Board on all corporate actions for which applicable law does not require participation by the full Board or independent director action. In practice, the Executive Committee acts in place of the full Board only when emergency issues or scheduling make it difficult or impracticable to assemble the full Board. All actions taken by the Executive Committee must be reported at the next Board meeting. This Committee did not meet during the fiscal year ended December 31, 2006.
  The Executive Committee does not take any action which must be approved by the independent directors or a committee made up of only independent directors under applicable laws, rules and regulations.

Codes

  The Board of Directors has adopted a “Code of Ethics for Certain Senior Officers” (*) that applies to the Company’s chief executive officer, principal financial officer and principal accounting officer. Information concerning any alleged violations is to be reported to the Audit Committee.
  The Company has also adopted a “Code of Business Conduct and Ethics” (*). This Code applies to all directors, officers and employees of the Company.
  No waivers of either of the foregoing codes has occurred to date.

Shareholder Communication with Members of the Board of Directors

  You may contact any of our directors by writing them: Board of Directors, c/o Corporate Secretary’s Office, Gentex Corporation, 600 North Centennial, Zeeland, Michigan 49464. Employees and others who wish to contact the Board or any member of the Audit Committee may do so anonymously, if they wish, by using this address. Such correspondence will not be screened and will be forwarded in its entirety.

Personal Loans to Executive Officers and Directors

  The Company complies with and will operate in a manner consistent with an act of legislation outlawing extensions of credit in the form of personal loans to or for its directors and executive officers.

Director and Executive Officer Stock Transactions

  Under the regulations of the Securities and Exchange Commission (SEC), directors and executive officers are required to file notice with the SEC within two (2) business days of any purchase or sale of the Company’s stock. Information on filings made by any of our directors or executive officers can be found on the Company’s web site under “SEC Filings” at http://www.easyir.com/easyir/edgr.do?easyirid=74B343E1F282071F.

Report of the Audit Committee

     The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities for management’s conduct of the Company’s accounting and financial reporting processes and the Company’s system of internal controls regarding finance, accounting, legal compliance and ethics. The Audit Committee’s function is more fully described in its Charter, which the Board has adopted and is available on the Company's website. The Audit Committee reviews this Charter on an annual basis. The Board annually reviews the NASDAQ listing standards’ definition of independence for audit committee members and has determined that each member of the Audit Committee meets that standard.

     Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company’s independent auditors, Ernst & Young LLP, are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

     Pursuant to a meeting of the Audit Committee on February 21, 2007, the Audit Committee reports that it has: (i) reviewed and discussed the Company's audited financial statements with management; (ii) discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and (iii) received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and discussed with the independent accountant the independent accountant's independence. Based on the review and discussions referred to in Items (i)-(iii) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's annual report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission.

     The Audit Committee has selected Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2007, and has submitted the same to the shareholders for ratification at the Annual Meeting.

     This report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of the other Company filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically requests that the information be treated as soliciting material or specifically incorporates this report by reference therein.

Audit Committee:	Gary Goode, Chairman
Fred Sotok
Rande Somma

February 21, 2007

Compensation Committee Report

     The primary purpose of the Compensation Committee of the Board of Directors of the Company is to assist the Board in discharging its responsibilities related to compensation of the Company's executives. The Compensation Committee's function is more fully described in its Charter, which the Board has adopted and is available on the Company's website. The Compensation Committee reviews its Charter on an annual basis, recommending changes to the Board when and as appropriate. The Compensation Committee is comprised of three members, each of whom the Board has determined meets the appropriate independence tests for compensation committee members under the NASDAQ listing standards.

     Pursuant to a meeting of the Compensation Committee held on February 21, 2007, the Compensation Committee reports that it has reviewed and discussed the Company's Compensation Discussion and Analysis with management. Based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's annual report on Form 10-K for the year ended December 31, 2006, and this Proxy Statement, for filing with the Securities and Exchange Commission.

     This report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of the other Company filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically requests that the information be treated as soliciting material or specifically incorporates this report by reference therein.

Compensation Committee:	Fred Sotok, Chairman
Gary Goode
Wallace Tsuha

February 21, 2007

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

     Overview

     The primary objective of our compensation program is to create and maintain an entrepreneurial culture where our executives and other employees are motivated to continue technical development and improve customer satisfaction so as to improve Company performance. While each element of our compensation program serves a purpose, we have traditionally emphasized stock-based compensation to focus our executives on long-term performance and to align the interests of our executives and employees with the interests of our shareholders. Current compensation, such as base salary and bonuses, are predicated on competitive circumstances, but also recognize Company and individual performance. To maintain our culture, our compensation program is available to all salaried employees as well as executives and in operation provides for the same method of allocation of benefits between executive and non-executive participants.

     Responsibilities

     Compensation Committee. The Compensation Committee of our Board of Directors is appointed to assist our Board in discharging its responsibilities relating to the compensation of our executives. The Compensation Committee:

•is comprised of three directors, each of whom has been determined by our Board to be independent in accordance with applicable standards;
•operates under and in accordance with its Charter; and
•has a chair who sets meeting agendas and the calendar for meetings.

The Chief Executive Officer and other members of management attend meetings of the Compensation Committee at the request of this Committee. The Compensation Committee does meet in executive session as necessary. The Compensation Committee has the authority to engage outside consultants to advise the Committee with respect to compensation of executives, in its discretion.

     Board of Directors. The Board of Directors has responsibility to annually assess our director compensation program. Members of management attend meetings of the Board at the Board's request, but the Board meets in executive session when necessary.

     Role of Executives in Establishing Compensation

     While the Compensation Committee is responsible for recommending CEO and other executive officer compensation to the Board of Directors for approval in accordance with its Charter, the CEO provides input with respect to compensation decisions for other executive officers and is (along with management) primarily responsible for making compensation decisions for our other employees within established guidelines. The Compensation Committee does, however, review and approve all stock-based awards. Since the Compensation Committee and the entire Board recognize that the CEO and other executive officers have the greatest opportunity to influence our performance, they concentrate their efforts on establishing proper rewards and incentives for executive officers. This structure provides our CEO and executive officers the freedom to influence and motivate our employees to positively impact our Company performance.

     Compensation Committee Activity

     During fiscal year 2006, the Compensation Committee met seven times and also met in February of 2007 to approve the Compensation Committee Report included in the Proxy Statement. Included in the activities of the Compensation Committee was a review of each element of compensation payable to named executive officers, as well as the total compensation payable to them, by use of an Executive Officer Compensation Tally Sheet and Stock Appreciation Tally Sheet.

Objectives of Compensation Program

     Compensation Philosophy. Our compensation program is comprised of three fundamental elements:

•base salary;
•bonuses; and
•stock-based incentives.

These elements are intended to reflect our cultural emphasis on all team members sharing in the financial opportunities and sacrifices at our Company, just as our shareholders do. The compensation program is designed in light of the entrepreneurial, growth rate stage of our development. The elements of compensation are utilized to accomplish several objectives, including:

•provide the means to attract, motivate, and retain management personnel;
•provide long-term success by focusing on continued technical development and improving customer satisfaction;
•provide base salary compensation that is competitive in the market for managerial talent;
•provide bonus compensation reflective of both individual achievement and overall Company performance; and
•provide stock-based compensation that focuses on long-term performance and aligning the interests of executives with the interests of our shareholders.

     Consistent with our philosophy of maintaining an entrepreneurial culture where our employee interests are aligned with those of our shareholders, the compensation program is available to all of our salaried employees generally and in operation provides for the same method of allocation of benefits between executive and non-executive participants. Our compensation program is reviewed periodically. Ingenuity of our employees, employee turnover, employee morale, and individual and Company performance are important factors in determining whether our compensation program is consistent with our philosophy and is meeting its objectives.

     Benchmarking

     The Compensation Committee periodically reviews compensation survey information, textual materials regarding executive compensation strategies, and other available data, such as compensation practices of peers in the United States, to assess our compensation of the CEO. The Compensation Committee, however, believes that engaging the best talent in critical functions may also entail individual negotiations with executives and potential executives.

     Compensation Elements in General

     As noted above, the compensation program is comprised of three fundamental elements: (1) base salary; (2) bonus; and (3) stock-based incentives.

     Base Pay. Base compensation for executive officers is predicated primarily on:

•competitive circumstances for managerial talent; and
•positions reflecting comparable responsibility.

Historically, base salaries for our employees have been relatively low, and stock-based compensation has received more emphasis to encourage our entrepreneurial culture. A variety of factors are considered concerning executive officer compensation which are discussed in more detail below.

     Bonuses. Bonus compensation is comprised of two elements:

•payments under our Profit Sharing Bonus Plan; and
•discretionary performance bonuses.

All of our full-time employees, including the CEO and other executive officers, are eligible to share in our Profit Sharing Bonus Plan after they have completed one full calendar quarter in the Company's employ. A percentage of pre-tax income, in excess of an established threshold for shareholder return on equity is distributed quarterly to eligible employees under this plan. In addition, discretionary performance bonuses may be awarded to various managerial employees, including named executive officers, based on individual performance and our overall performance during the year.

     Stock Based Compensation. Stock-based compensation is intended to align the interests of shareholders and executives by making our executives shareholders in a significant amount, thereby providing them appropriate incentives to improve long-term performance and is also intended as a retention tool. Stock-based compensation includes:

•stock options; and
•restricted stock.

Stock options are granted under our Employee Stock Option Plan and restricted stock is granted under our Second Restricted Stock Plan, each of which has been approved by our shareholders.

Details of Compensation Program Design

     The fundamental elements of our compensation program allow compensation to be impacted by our overall performance and by individual performance as well.

     Impact of Performance on Compensation

     Each year, the Compensation Committee undertakes a CEO performance review which involves a multi-step process. First, the entire Board of Directors evaluates CEO performance on a variety of factors including:

•leadership;
•strategic planning;
•financial results;
•succession planning;
•recruitment, training, retention, and morale of personnel;
•communications with the Board, management, employees, and shareholders;
•contributions to our communities and industries in furthering business goals; and
•Board relations.

The Compensation Committee gathers the results of this evaluation. The Compensation Committee then considers these evaluations and discusses the same with the CEO. Based on the foregoing, the Compensation Committee then makes compensation recommendations to the entire Board and objectives for the CEO for the next year are established. Based on this process, the CEO's base salary, discretionary performance bonus, and stock-based awards are determined and approved by the Board of Directors. Evaluations are also undertaken for non-CEO executive officers. Evaluations of all our employees take place on or about the employee's anniversary date of employment. Through these evaluation processes, the Compensation Committee and the Board can exercise positive or negative discretion concerning compensation decisions.

     Specifics on Elements of Compensation for 2006

     Tables. The “Summary Compensation Table for 2006” shows the base salary, bonuses, stock awards, stock option awards and other compensation for each of our named executive officers. Total Compensation for each named executive officer is also reflected in that Table. The “Grants of Plan-Based Awards for 2006” Table demonstrates our emphasis on stock-based compensation. The “Outstanding Equity Awards at Fiscal Year-End December 31, 2006,” Table and the “Option Exercises and Stock Vested for 2006” Table further demonstrate the aligning of our executive officers' interests with those of our shareholders. We continue to believe these compensation elements and the mix of these elements are appropriate for the Company given its culture, performance, industry, and current challenges.

     Base Salary. The base salaries for our named executive officers are set forth in the “Summary Compensation Table for 2006.” The Company has approved guidelines that salaried employees, including executive officers, are eligible for an increase in base salary of up to 5% per year for performance alone and up to 10% per year total if increased responsibilities are undertaken. During 2006, the CEO received a 3% increase in base pay based on the CEO evaluation procedure described above. Our other named executive officers received base pay increases ranging from 5% to 6% based on their evaluations and increased responsibilities, except that Mr. Jen received a 25% increase in base pay in connection with his promotion to Senior Vice President as disclosed in a Form 8-K dated June 14, 2006.

     Bonuses. Profit Sharing Bonuses, in accordance with the above-described formula, and discretionary performance bonuses for named executive officers are also set forth in the “Summary Compensation Table for 2006.” The Company has approved a guideline such that employees, including executive officers, are eligible for discretionary performance bonuses of up to 20% of base salary, based on individual and Company performance as determined in the evaluation process. For 2006, the CEO received a discretionary performance bonus of 0% of base salary and the other named executive officers received discretionary performance bonuses ranging from 8% to 11% of base salary.

     Stock-Based Compensation. Our named executive officers are also eligible to receive grants of stock options under our Employee Stock Option Plan and restricted stock under our Second Restricted Stock Plan. The Company has approved guidelines so that stock option awards up to an established percentage (adjusted post-stock dividend) may be made under our Employee Stock Option Plan and restricted stock awards of up to an established percentage (adjusted post-stock dividend) may be made under our Second Restricted Stock Plan, which guidelines in operation provide for the same method of allocation of benefits between executive and non-executive participants. During 2006, our CEO received a grant of 98,000 stock options and the other named executive officers received grants of stock options ranging from 17,870 shares to 18,020 shares, except that Mr. Jen received a 25,000 share stock option grant in connection with his promotion to Senior Vice President. Only John Carter received a grant of restricted stock in 2006 of 14,030 shares, as set forth in the “Grants of Plan-Based Awards for 2006” Table.

     The variability of these compensation decisions among our executive officers demonstrates the discretion with respect thereto.

     Our Employee Stock Option Plan makes stock options generally available to all of our salaried employees. All options, including those granted to named executive officers, are granted to employees around the end of the quarter in which their anniversary date of employment occurs at scheduled meetings of the Compensation Committee. Stock options are only granted at their fair market value on the date of Compensation Committee meetings with all such grants being reviewed and approved by the Compensation Committee. Generally, stock option awards to executive officers have a seven-year term and become exercisable, as long as employment continues, for 20% of the shares on each anniversary of the grant date commencing on the first anniversary of the grant date. Restricted stock awards are granted at the discretion of the Compensation Committee at scheduled meetings of the Compensation Committee. Generally, grants of restricted stock to employees, including executive officers, are considered once every three years for each employee. Generally, these share grants are restricted for five years from the date of grant, and as such are viewed as an important retention tool. Dividends are paid on such shares if, and to the extent, we pay dividends on our common stock.

     Other Compensation. All other compensation for named executive officers set forth in the Summary Compensation Table for 2006 includes "matching" contributions by the Company pursuant to our 401(k) plan, restricted stock dividends, and the personal use of automobiles by certain executive officers as detailed in the notes to the Summary Compensation Table. Finally, membership fees at local country clubs are paid for certain executive officers as detailed in the notes to the Summary Compensation Table. We also make available to our executives Company aircraft for personal use provided it does not conflict with any business purpose for the aircraft. All executives are required to reimburse us for the incremental costs for such use. The incremental cost to the Company of personal use of Company aircraft is calculated using our average variable operating costs. Those average variable operating costs include fuel, maintenance, use tax and other miscellaneous variable costs.

     Again, the fundamental elements of our compensation program are available to all salaried employees and in operation provide for the same method of allocation of benefits between executive and non-executive participants. This is in keeping with our philosophy that all team members share in the financial opportunities and sacrifices of our Company and our shareholders. As such, other than personal use of automobiles, country club dues, and availability of Company aircraft (which requires reimbursement of incremental costs) set forth above, no distinction is made between executive and non-executive employees. In fact, we do not generally utilize any employment agreements as it has been our practice that all employees serve the Company on an at-will basis. Similarly, we do not generally utilize any termination of employment (e.g., severance) or change in control agreements with our executives or other employees.

     During 2006, however, we did enter into a severance agreement with Garth Deur, our former Executive Vice President. The severance agreement provided that Mr. Deur would continue to receive his salary, health, dental and long-term disability insurance, and certain other regular employment benefits, including the use of a Company automobile, until the earlier of December 22, 2006, or the date on which Mr. Deur began employment with another entity. Under the severance agreement, Mr. Deur was also entitled to exercise any stock options which become vested until the severance date. In exchange for these benefits, however, Mr. Deur executed a waiver of any and all potential claims of any kind or type against us and agreed to make himself reasonably available to us with respect to transitioning information and responsibilities. Mr. Deur also has in place an agreement not to compete with us for a period of time following his termination which was acknowledged in connection with the severance arrangement.

Director Compensation

     Our Board of Directors has responsibility for periodically assessing our director compensation program.

     During 2006, our directors who are not employees of the Company received:

•$9,000 annual directors' retainer fee;
•$1,200 per each Board meeting attended;
•$900 for each Committee meeting attended; and
•options to purchase 6,000 shares of our common stock.

The Chairmen of our Compensation and Audit Committees also received an annual retainer in the amount of $3,000. The non-employee directors annual option to purchase 6,000 shares of our common stock is at a price per share equal to the closing price of our stock on the NASDAQ on the date of each annual meeting of shareholders in accordance with our shareholder approved Nonemployee Director Stock Option Plan. See the Director Compensation Table for 2006. Like executives, Board members may make personal use of Company aircraft if such use does not conflict with any business purpose for the aircraft and provided the director reimburses us for the incremental cost of such use. We believe this director compensation to be reasonable and appropriate.

Stock Ownership

     The Company has adopted Stock Ownership Guidelines (*) providing that executive officers should own three times their annual salaries in Company common stock and directors should own two times their annual director fees in Company common stock.

Impact of Regulatory Requirements

     In making compensation design and award decisions, we have considered the ability to deduct compensation in accordance with Internal Revenue Code Section 162(m). We have also considered the impact of Section 16 of the Securities and Exchange Act of 1934 and rules promulgated thereunder. Since we do not have a deferred compensation plan, it has not been necessary for us to consider the impact of Internal Revenue Code Section 409A in compensation design and award decisions. We have also undertaken certain actions disclosed in our SEC filings with respect to the impact of expensing stock-based awards (including stock options) under Statement of Financial Account Standards (SFAS) 123 (revised), “Share-Based Payment” [SFAS 123(R)]. The new executive compensation disclosure rules applicable to annual reports and proxy statements after December 15, 2006, have had no material impact on our decisions regarding compensation.

Conclusion

     We have reached the conclusion that each individual element of compensation, as well as the total compensation, delivered to our named executive officers and to our directors are reasonable, appropriate, and in the best interests of our Company and our shareholders. That determination is based on our compensation philosophy and practices which we believe align both the short-term and long-term interests of our employees with those of our shareholders. Each element of our compensation program is important to accomplishing the Company's goals of creating an entrepreneurial environment so that our employees are motivated to remain with us, individually perform to the best of their abilities, and focus on our long-term success.

EXECUTIVE COMPENSATION

Summary Compensation

      The following table sets forth the compensation earned by the principal executive officer, principal financial officer, and other executive officers for services rendered to the Company for the fiscal year ended December 31, 2006.

Summary Compensation Table for 2006

Name and	Year	Salary	Bonus	(1)	(2)	Non-	Change in	(3)	Total
Principal		($)	($)	Stock	Option	Equity	Pension Value	All Other	($)
Position				Awards	Awards	Incentive	and Nonquali-	Compensa-
				($)	($)	Plan	fied Deferred	tion ($)
						Compensa	Compensation
						-tion	Earnings
							($)
Fred Bauer,	2006	374,930	64,285	0	338,327	-	-	29,070	806,612
Chairman and
CEO
Garth Deur,	2006	68,100	25,624	0 (4)	67,770	-	-	242,316 (5)	403,810
Executive Vice
President
Enoch Jen,	2006	196,834	51,653	75,960	126,499	-	-	17,920	468,866
Senior Vice
President
Dennis Alexejun,	2006	191,230	51,288	65,184	55,482	-	-	23,229	386,413
Vice President -
North American
Marketing
John Carter,	2006	205,433	52,191	76,958	94,891	-	-	21,815	451,288
Vice President -
Mechanical
Engineering

(1)	For each outstanding restricted stock award, the value shown is what is also included in the Company's financial statements per SFAS 123(R), disregarding the estimate of forfeitures related to service-based vesting conditions. See the Company's Annual Report for the year ended December 31, 2006. The actual number of restricted shares granted is shown in the "Grants of Plan Based Awards for 2006" table included herein. Assuming continued employment with the Company, restrictions on shares lapse upon expiration of five years from date of grant. Dividends are and will be paid on the shares if, and to the same extent, paid on the Company's common stock. Executive officers are eligible to receive restricted stock awards every three years.

(2)	For each outstanding stock option award, the value shown is what is also included in the Company's financial statements per SFAS 123(R), disregarding the estimate of forfeitures related to service-based vesting conditions. See the Company's Annual Reports for the year ended December 31, 2006, for a complete description of the SFAS 123(R) valuation. The actual number of stock options granted is shown in the "Grants of Plan Based Awards for 2006" table included herein.

(3)	Other compensation represents the sum of restricted stock dividends and "matching" contributions by the Company pursuant to its 401(k) Plan. In addition, other compensation includes the use of Company automobiles for Messrs. Bauer, Deur, Alexejun, and Carter, pursuant to the Company's policy for use of such vehicles, membership fees at local country clubs for Messrs. Bauer, Deur, and Alexejun. These amounts exclude personal use of Company aircraft, which the Company makes available to its executives when personal use does not conflict with any business purpose for the aircraft. Reimbursement of the Company's incremental cost is required for personal use of Company aircraft, which is calculated using average variable operating cost (including fuel, maintenance, use tax and other miscellaneous variable costs).

(4)	Pursuant to Garth Deur's severance agreement with the Company described above, this restricted stock award was forfeited.

(5)	Includes amounts payable pursuant to Garth Deur's severance agreement with the Company described above.

Grant of Plan-Based Awards

      The following table discloses the actual number of restricted stock awards and stock options granted and the grant date of those awards. It also captures potential future payouts under the Company's nonequity and equity incentive plans.

Grants of Plan-Based Awards for 2006

Name	Grant	Estimated Future Payouts			Estimated Future Payouts			All Other	(1)	(2)	(3)
	Date	Under Non-Equity			Under Equity Incentive			Stock	All Other	Exercise or	Grant
		Incentive Plan Awards			Plan Awards			Awards:	Option	Base Price	Date Fair
		Thres-	Target	Maxi-	Thres-	Target	Maxi-	Number	Awards:	of Option	Value
		hold	($)	mum	hold	(#)	mum	of Shares	Number of	Awards	of Stock
		($)		($)	(#)		(#)	of Stock	Securities	($/Sh)	and
								or Units	Underlying		Option
								(#)	Options		Awards
									(#)		($)
Fred Bauer	8/10/06	-	-	-	-	-	-	0	98,000	13.52	439,403
Garth Deur		-	-	-	-	-	-	0	0	-	0
Enoch Jen	6/30/06	-	-	-	-	-	-	0	25,000	14.00	97,613
Dennis Alexejun	9/20/06	-	-	-	-	-	-	0	18,020	14.36	69,157
John Carter	6/30/06	-	-	-	-	-	-	14,030	17,870	14.00	266,193

(1)	These options are seven year options that become exercisable, as long as the employment with the Company continues, for twenty percent of the shares on each anniversary of the grant date commencing with the first anniversary of the grant date.

(2)	The exercise price is the closing price of the stock on the date the Compensation Committee meets to approve the option grants. The exercise price may be paid in cash, in shares of the Company's common stock, and/or by the surrender of the exercisable options valued at the difference between the exercise price and the market value of the underlying shares.

(3)	Stock option grant date fair values are based on the Black-Scholes option valuation model in accordance with SFAS 123 (R). Restricted stock awards represent the aggregate value at the date of grant for shares of common stock awarded under the Company’s Second Restricted Stock Plan. See the Company’s Annual Report for the year ended December 31, 2006 for additional information.

Outstanding Equity Awards at Fiscal Year End

      The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2006, for the named executive officers. It also shows restricted stock awards not yet vested as of December 31, 2006.

Outstanding Equity Awards at Fiscal Year-End at December 31, 2006

	Option Awards					Stock Awards
Name	(1)	(1)	Equity	(2)	Option	(3)	(4)	Equity	Equity
	Number	Number of	Incentive	Option	Expira-	Number	Market	Incentive Plan	Incentive Plan
	of	Securities	Plan	Exercise	tion	of Shares	Value of	Awards:	Awards:
	Securities	Underlying	Awards:	Price	Date	or Units	Shares or	Number of	Market or
	Underlying	Unexercised	Number of	($)		of Stock	Units of	Unearned	Payout Value
	Unexercised	Options	Securities			That Have	Stock	Shares, Units	of Unearned
	Options	(#)	Underlying			Not	That Have	or Other	Shares, Units
	(#)	Unexercis-	Unexer-			Vested	Not	Rights That	or Other
	Exercisable	able	cised			(#)	Vested	Have Not	Rights That
			Unearned				($)	Vested	Have Not
			Options					(#)	Vested
			(#)						($)
Fred Bauer	144,000	0	-	13.13	8/18/07	0	0	-	-
	160,000	0	-	14.51	8/17/08
	128,000	32,000	-	14.11	8/15/09
	180,000	0	-	16.71	8/12/10
	189,000	0	-	17.25	8/12/11
	19,600	78,400	-	18.03	8/11/12
	0	98,000	-	13.52	8/10/13
	820,600	208,400	-			0	0	-	-
Garth Deur	0	0	-			0	0	-	-
Enoch Jen	32,000	0	-	18.53	3/31/07	18,000	280,080	-	-
	6,602	0	-	12.50	3/27/08
	27,840	6,960	-	14.75	3/27/09
	21,960	14,640	-	12.82	3/28/10
	38,400	0	-	21.10	3/26/11
	8,080	32,320	-	15.93	3/30/12
	0	25,000	-	14.00	6/30/13
	134,882	78,920	-			18,000	280,080	-	-
Dennis Alexejun	15,642	0	-	12.91	9/25/07	11,000	171,160	-	-
	5,540	0	-	11.80	9/24/08
	23,712	5,928	-	14.29	9/25/09
	31,120	0	-	17.98	9/24/10
	32,380	0	-	17.37	9/29/11
	3,400	13,600	-	17.13	9/29/12
	0	18,020	-	14.36	9/20/13
	111,794	37,548	-			11,000	171,160	-	-
John Carter	28,000	0	-	12.73	6/27/08	18,700	290,972	-	-
	23,520	5,880	-	13.74	6/28/09	14,030	218,307	-	-
	18,528	12,352	-	15.33	6/30/10
	32,420	0	-	19.84	6/30/11
	3,404	13,616	-	18.20	6/30/12
	0	17,870	-	14.00	6/30/13
	105,872	49,718	-			32,730	509,279	-	-

(1)	These options become exercisable, as long as employment with the Company continues, for twenty percent of the shares on each anniversary of the grant date commencing with the first anniversary of the grant date. On March 30, 2005, in response to the required implementation of SFAS No. 123(R), the Company accelerated the vesting of current "under water" stock options. As a result of the vesting acceleration, stock option grants with an expiration date of 8/12/10, 9/24/10, 3/26/11, 6/30/11, 8/12/11 and 9/29/11 became immediately exercisable.

(2)	The exercise price is the closing price of the stock on the date the Compensation Committee meets to approve the option grants. The exercise price may be paid in cash, in shares of the Company's common stock, and/or by the surrender of the exercisable options valued at the difference between the exercise price and the market value of the underlying shares.

(3)	Assuming continued employment with the Company, restrictions on shares lapse upon the expiration of five years from the date of grant. Dividends are and will be paid on these shares if, and to the same extent, paid on the Company's common stock.

(4)	Represents the aggregate market value as of 12/31/06 for shares of common stock awarded under the Company's Second Restricted Stock Plan.

Option Exercises and Stock Vested

     The following table contains information regarding the exercise of stock options during the fiscal year ended December 31, 2006, by the following executive officers:

Option Exercises and Stock Vested for 2006

	Option Awards		Stock Awards
Name	Number of	Value Realized	Number of	Value Realized
	Shares	on Exercise	Shares	on Vesting
	Acquired	($)	Acquired	($)
	on Exercise		on Vesting
	(#)		(#)
Fred Bauer	130,000	294,905	0	0
Garth Deur	24,560	87,891	0	0
Enoch Jen	0	0	15,000	262,350
Dennis Alexejun	35,084	217,840	10,000	157,900
John Carter	17,852	84,395	0	0

     The Company has not adopted any long-term incentive plan, defined benefit or actuarial plan, or nonqualified deferred compensation plan, as those terms are defined in applicable laws, rules, and regulation promulgated by the Securities and Exchange Commission. The Company does not have any contracts with its named executive officers linked to a change in control of the Company other than with respect to vesting certain restricted stock or stock option awards which provisions are applicable to all employees receiving such awards.

DIRECTOR COMPENSATION

     The following table discloses the cash, stock option awards, and other compensation earned, paid, or awarded to each of the Company's directors during the fiscal year 2006.

Director Compensation for 2006

Name	(1)	Stock	(2)	Non-Equity	Change in Pension	(3)	Total
	Fees Earned	Awards	Option	Incentive	Value and	All Other	($)
	or	($)	Awards	Plan	Nonqualified	Compensation
	Paid in		($)	Compen-	Deferred	($)
	Cash			sation	Compensation
	($)			($)	Earnings
Gary Goode	33,000	-	33,686	-	-	0	66,686
Arlyn Lanting	13,800	-	33,686	-	-	0	47,486
Kenneth La Grand	13,800	-	33,686	-	-	0 (4)	47,486
John Mulder	13,800	-	33,686	-	-	9,000 (4)	56,486
J. Terry Moran (5)	7,500	-	33,686	-	-	0	41,186
Rande Somma	15,600	-	33,686	-	-	0	49,286
Fred Sotok	28,500	-	33,686	-	-	0	62,186
Wallace Tsuha	18,300	-	33,686	-	-	0	51,986
Leo Weber (5)	8,700	-	0	-	-	0	8,700

(1)	Directors who are employees of the Company receive no compensation for services as directors. Directors who are not employees of the Company receive a director's retainer in the amount of $9,000 per year plus $1,200 for each meeting of the Board attended and $900 for each committee meeting attended. Directors who are chairman of the Compensation and Audit Committees receive a retainer in the amount of $3,000 per year.

(2)	Nonemployee directors who are directors immediately following each Annual Meeting of Shareholders are entitled to receive an option to purchase 6,000 shares of the Company's common stock at a price per share equal to the closing price of the Company's stock on NASDAQ on that date. Each option has a term of ten years and becomes exercisable in full six months after the date of grant. For each outstanding stock option award, the value shown is what is also included in the Company's financial statements per SFAS 123(R). See the Company's Annual Report for the year ended December 31, 2006, for a complete description of the SFAS 123(R) valuation.

(3)	The Company also makes Company aircraft available to directors for personal use if such use does not conflict with any business purpose for the aircraft. Reimbursement of the Company's incremental cost is required for personal use of Company aircraft, which is calculated using average variable operating cost (including fuel, maintenance, use tax and other miscellaneous variable costs).

(4)	The Company has entered into consulting agreements with John Mulder and Ken La Grand, subsequent to each gentlemen's retirement in June 2002 and January 2003, respectively. During 2006, the Company paid Mr. Mulder $9,000 in consulting fees, plus reimbursement of business expenses. Mr. La Grand did not provide, and was not paid for, any consulting services or business expenses during 2006.

(5)	Mr. Moran was elected as a director at the Company's 2006 annual meeting of shareholders, but passed away unexpectedly on November 12, 2006. Mr. Weber was a director of the Company whose term expired on the election of the directors at the Company's 2006 annual meeting of shareholders.

     The following table summarizes securities issued and to be issued under the Company’s equity compensation plans as of December 31, 2006:

Executive Compensation Plan Summary

Weighted
	Number of securities	average exercise	Number of securities
	to be issued upon	price of	available for future issuance
	exercise of	outstanding	under equity compensation
	outstanding options,	options, warrants	plans (excluding securities
Plan Category	warrants and rights	and rights	reflected in the first column)
Equity compensation Plans approved by
Shareholders	11,313,465	$15.836	14,318,615
Equity Compensation Plans not
approved by Shareholders	--	--	--
Total	11,313,465	$15.836	14,318,615

Compensation Committee Interlocks and
Insider Participation

     The Compensation Committee is comprised solely of members of the Company’s Board of Directors who are independent under the applicable NASDAQ listing standards. For the fiscal year ended December 31, 2006, that Committee was responsible for supervising the Company’s executive compensation arrangements, including the making of decisions with respect to the award of stock-based incentives for executive officers during that year.

CERTAIN TRANSACTIONS

     Since 1978, prior to the time the Company became a publicly held corporation, the Company has leased a building that previously housed its main office, manufacturing and warehouse facilities, and currently houses production operations for the Company’s fire protection products. The lessor for that building is G & C Associates, a general partnership, and nearly all of the partnership interests in G & C Associates are held by persons related to Fred Bauer. The lease is a “net” lease, obligating the Company to pay all expenses for maintenance, taxes, and insurance, in addition to rent. During 2006, the rent paid to this partnership was $52,153, and the rent for the current fiscal year is the same. The Board of Directors believes that the terms of this lease are at least as favorable to the Company as could have been obtained from unrelated parties. The Audit Committee reviews and approves all related party transactions in accordance with its Charter.

     Jeremy Fogg, Director of Advanced Mechanical Engineering, is the son-in-law of Fred Bauer, the Company's Chairman of the Board and Chief Executive Officer. In 2006, Jeremy Fogg earned $130,451, including profit-sharing and performance-based bonuses. Jeremy Fogg also received options to purchase 6,020 shares of Gentex common stock at an exercise price of $14.36. All of Mr. Fogg's compensation is determined under and in accordance with the Company's existing compensation plans and policies applicable to all salaried employees.

     The Company is highly selective, and hires new employees based upon merit. Employees may also be eligible for certain other benefits which are similarly available on no less favorable terms to other employees of the Company at the same level and pay rate. Family members of any employee are not discouraged from seeking employment. It is, however, the Company’s practice that no family member is directly managed by another member of the same family.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS – PRINCIPAL ACCOUNTING FEES AND SERVICES

     The Audit Committee and Board of Directors have selected, and submits to shareholders for ratification, Ernst & Young LLP to serve as the Company’s independent auditors for the fiscal year ending December 31, 2007. The following fees were billed by Ernst & Young LLP, the Company’s independent auditors, for the services provided to the Company during the fiscal years ended December 31:

	2006	2005
Audit Fees	$203,900	$182,700
Audit-Related	--	--
Tax Services	57,000	57,370
All Other	--	--
Total	$260,900	$240,070

     Audit fees include the annual audit of the Company’s consolidated financial statements, the audit of internal control over financial reporting, timely quarterly reviews, foreign statutory audits and consultations concerning accounting matters associated with the annual audit. Tax services primarily include amounts billed for assistance with the calculation of the extra-territorial exclusion and consultations on other tax matters. All non-audit services were pre-approved by the Audit Committee pursuant to the Revised Audit Committee Procedures for Approval of Audit and Non-audit Services by Independent Auditors, which is attached as Appendix A to this Proxy Statement.

     Although ratification of the independent auditors by the Company’s shareholders is not legally required, our Audit Committee and Board of Directors believes that submission of this matter to the shareholders follows sound business practice and is in the best interest of shareholders in the current environment. If the shareholders do not approve the selection of Ernst & Young LLP, the selection of such firm as our independent auditors will be reconsidered by the Audit Committee.

     Representatives of Ernst & Young are expected to be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based upon a review of Forms 3, 4, and 5 furnished to the Company during or with respect to the preceding fiscal year and written representations from certain reporting persons, the Company is not aware of any failure by any reporting person to make timely filings of those Forms as required by Section 16(a) of the Securities Exchange Act of 1934, except that Rande Somma was late in reporting the purchase of 13 shares in January of 2006, pursuant to a dividend reinvestment plan (which purchase was reported in February of 2006).

SHAREHOLDER PROPOSALS

     Any proposal of a shareholder intended to be presented at the 2008 Annual Meeting of the Company must be received by the Company at its headquarters, c/o Corporate Secretary’s Office, 600 North Centennial Street, Zeeland, Michigan 49464, no later than November 29, 2007, if the shareholder wishes the proposal to be included in the Company’s Proxy Statement relating to that meeting. In addition, the Company’s Bylaws contain certain notice and procedural requirements applicable to shareholder proposals, irrespective of whether the proposal is to be included in the Company’s Proxy materials. To be timely, such a shareholder's notice must be delivered, or mailed and received at, the Company's headquarters no later than ten (10) business days after March 30, 2007. A copy of the Company’s Bylaws is filed with the Securities and Exchange Commission and can be obtained from the Public Reference Section of the Commission or the Company.

MISCELLANEOUS

     The Company’s Annual Report to Shareholders, including financial statements, is being mailed to shareholders with this Proxy Statement.

     Management is not aware of any matters to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement. If other business should come before the meeting, it is the intention of the persons named as Proxy holders in the accompanying Proxy to vote the shares in accordance with their judgment. Discretionary authority to do so is included in the Proxy.

     The cost of the solicitation of Proxies will be borne by the Company. In addition to the use of the mail and e-mail, Proxies may be solicited personally or by telephone or facsimile by a few regular employees of the Company without additional compensation. The Company does not intend to pay any compensation for the solicitation of Proxies, except that brokers, nominees, custodians, and other fiduciaries will be reimbursed by the Company for their expenses in connection with sending Proxy materials to registered and beneficial owners and obtaining their Proxies.

     Shareholders are urged to promptly vote your shares either on the Internet (preferred method), via telephone, or by dating, signing, and returning the accompanying Proxy in the enclosed envelope.

BY ORDER OF THE BOARD OF DIRECTORS Connie Hamblin Secretary

March 29, 2007

APPENDIX A

Revised Audit Committee
Procedures for Approval of Audit and Non-Audit
Services by Independent Auditors

The following procedure is adopted by the Audit Committee relating to the approval of audit and non-audit services provided by the Company’s independent auditors.

1.	The Committee has reviewed and approved work to be performed by the independent auditors in the areas of tax, audit and advisory services and subcategories within each category as designated on the attached schedule.

2.	Any additional audit and non-audit work performed by the independent auditors that is not included on the attached schedule must be specifically pre-approved as follows:

	a.	If the proposed independent auditors’ engagement is equal to or less than $25,000, the Chairman of the Audit Committee must pre-approve the work and will communicate his approval to the full Audit Committee at the next regularly scheduled meeting of the Audit Committee.

	b.	If the proposed independent auditors’ engagement is greater than $25,000, the full Audit Committee must pre-approve the work.

3.	The independent auditors may not conduct any work that is prohibited by applicable SEC rules or regulations

Effective October 30, 2003

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder(s) signing on the reverse side hereby appoint(s) Connie Hamblin and Enoch Jen as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated herein, all of the shares of common stock of Gentex Corporation held of record by such shareholder(s) on March 16, 2007, at the Annual Meeting of Shareholders to be held on May 10, 2007, or any adjournment thereof.

The Board of Directors recommends a vote FOR Items 1, 2 and 3.

1.    Election of Directors (except where marked to the contrary) for a three-year term.

                    _____ FOR _____ WITHHELD

Nominees: John Mulder, Frederick Sotok, Wallace Tsuha

2.    Election of Director (except where marked to the contrary) for a two-year term.

                    _____ FOR _____ WITHHELD

Nominee: James Wallace

(INSTRUCTION: To withhold authority to vote for an individual nominee, strike a line through the nominee’s name listed above.)

3.    Ratify the appointment of Ernst & Young LLP as the Company’s auditors for the fiscal year ended December 31, 2007.

                    _______ FOR _______ AGAINST ________ ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                             ______ I plan to attend the meeting.
                                             ______ I do not plan to attend the meeting.

I wish to receive only one annual report, proxy statement, prospectus or other disclosure document at the address shown on this proxy card.

_______ YES _______ NO

(To be Signed on Reverse Side)

When properly executed, this proxy will be voted in the manner directed by the shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED FOR A THREE-YEAR TERM, THE NOMINEE LISTED FOR A TWO-YEAR TERM, AND FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S AUDITORS FOR THE YEAR ENDED DECEMBER 31, 2007.

SIGNATURE _______________________________________________	DATE _______________________________________________
SIGNATURE _______________________________________________	DATE _______________________________________________

NOTE:

Please sign as your name appears hereon. When shares are held jointly, each holder should sign. When signing for an estate, trust or corporation, the title and capacity should be stated. Persons signing as attorney-in-fact should submit powers of attorney.